SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 21, 2001

                     VALLEY NATIONAL BANCORP

     (Exact name of registrant as specified in its charter)

                           New Jersey

            (State of other jurisdiction of incorporation)

           1-11277                                 22-2477875
    (Commission File Number)           (IRS Employer Identification No.)


                           1455 Valley Road
                        Wayne, New Jersey 07470

               (Address of principal executive offices)

                            (973) 305-8800

           (Registrant's telephone number, including area code)

Item 5.        Other Events

               On August 21, 2001, Valley National Bancorp ("Valley") issued a press release announcing that the Board of Directors had authorized the purchase of up to 8,000,000 shares of the company's outstanding common stock. Purchases may be made from time to time in the open market or in privately negotiated transactions generally at prices not exceeding prevailing market rates.

Valley currently has 78.2 million common shares outstanding. Reacquired shares will be held in treasury and may be used for general corporate purposes.

Item 7.        Exhibits

Exhibit 99     Press Release dated August 21, 2001

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INDEX TO EXHIBITS

Exhibit No.         Description

99                  Press Release dated August 21, 2001

Item 7              Exhibit 99
                    Press Release dated August 21, 2001


Valley National Bancorp
1455 Valley Road
Wayne, NJ  07470


Contact:
Alan D. Eskow
Executive Vice President and CFO
(973) 305-4003



               VALLEY NATIONAL BANCORP'S BOARD OF DIRECTORS AUTHORIZES
                       THE REPURCHASE OF UP TO 8,000,000 SHARES



Wayne, NJ, August 21, 2001 - Valley National Bancorp (NYSE:VLY) announced that its Board of Directors has authorized the company to purchase up to 8,000,000 shares of the company's outstanding common stock. Purchases may be made from time to time in the open market or in privately negotiated transactions generally at prices not exceeding prevailing market rates.

Valley currently has 78.2 million common shares outstanding. Reacquired shares will be held in treasury and may be used for general corporate purposes.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, including its Merchants Bank of New York Division, currently operates 126 offices located in 79 communities serving 10 counties throughout northern New Jersey and Manhattan.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   VALLEY NATIONAL BANCORP



Dated:  August 21, 2001            By:   /s/ Alan D. Eskow
                                   Alan D. Eskow
                                   Principal Accounting Officer
                                   and Corporate Secretary